EXHIBIT 23.1

KPMG Auditores Independentes

Rua Alfredo Ignácio Nogueira Penido, 255

Salas 2207, 2208 e 2209

12246-000 – São José dos Campos – SP – Brasil

Caixa Postal 1668

12230-970 – São José dos Campos, SP – Brasil

Central Tel Fax Internet	55 (12) 2138-5030 55 (12) 2138-5031 www.kpmg.com.br

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Embraer S.A.

We consent to the use of our report dated March 27, 2015, with respect to the consolidated statement of financial position of Embraer S.A. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, incorporated herein by reference and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Form F-3 Registration Statement.

KPMG Auditores Independentes

São José dos Campos, Brazil

May 27, 2015

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e

afiliadas à KPMG International Cooperative (“KPMG International”),

uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a

Swiss entity.